UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2008, Avnet, Inc. ("Avnet" or the "Company") entered into an Amended and Restated Employment Agreement and an Amended and Restated Change of Control Agreement with Roy Vallee, Avnet’s Chief Executive Officer and with certain other employees including each of the other Named Executive Officers (each an "NEO") identified in Avnet’s proxy statement for its 2008 annual meeting. The other NEOs are David R. Birk, a Senior Vice President and General Counsel, Harley Feldberg, a Senior Vice President and President of Avnet Electronics Marketing, Richard Hamada, a Senior Vice President and Chief Operating Officer and Raymond Sadowski, a Senior Vice President and Chief Financial Officer. The primary purpose of the amendment and restatement of each of the agreements is for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The amended and restated employment and change of control agreements are described below.

Amended and Restated Employment Agreement and Amended and Restated Change of Control Agreement with Chairman and Chief Executive Officer Roy Vallee.

Avnet and Roy Vallee, the Company’s Chairman and Chief Executive Officer, entered into an amended and restated employment agreement on December 19, 2008, to be effective as of June 29, 2008. This agreement replaces the prior employment agreement between the Company and Mr. Vallee dated June 29, 2002. Under the amended and restated agreement, Mr. Vallee’s annual base compensation is $1,050,000 for fiscal 2009. The Compensation Committee is to review Mr. Vallee’s total compensation arrangements including base salary, cash incentive and equity compensation, and make recommendations with respect to any adjustment thereof to the full Board of Directors (the "Board") for approval on no less than an annual basis. The initial term of the agreement is for one year, and the term is thereafter automatically renewed for additional one year terms, until the agreement is terminated in accordance with its provisions. Under this employment agreement, Mr. Vallee’s cash incentive compensation is determined in accordance with the incentive plan most recently approved at the 2007 annual shareholder meeting, or any successor plan, or otherwise as determined by all of the independent directors of the Board. Under the incentive plan, he is eligible to receive cash incentive compensation based on the Company’s performance measured against performance goals set by the Board.

If Mr. Vallee becomes disabled during the term of the amended and restated employment agreement, the Company shall pay an annual disability benefit of $300,000 until his disability ceases or his death. If Mr. Vallee retires or terminates his employment agreement by giving one-year prior notice, the Company will pay to Mr. Vallee his base salary through his termination date and he will be eligible to receive any annual incentive compensation payment or the pro-rata portion earned through such termination date. If the Company does not continue to employ Mr. Vallee in his position as Chairman and Chief Executive Officer of Avnet without cause and without prior notice, the Company shall engage Mr. Vallee as a consultant for a period of 24 months following the termination and shall compensate Mr. Vallee at an annual rate (to be paid monthly in arrears) equal to the highest aggregate base salary and incentive compensation paid to him in any one fiscal year during the three most recently completed fiscal years. In addition, during such consulting engagement, Mr. Vallee shall receive the same or substantially equivalent benefits with respect to medical and life insurance and with respect to the use of a company furnished automobile as he received while an employee.

In connection with the amended and restated employment agreement, Mr. Vallee and the Company entered into the 2008 Amended and Restated Change of Control Agreement dated and effective as of June 29, 2008. This amended and restated change of control agreement replaces a change of control agreement entered into by Mr. Vallee and the Company in 2002 in connection with the prior employment agreement. In the event of actual or constructive termination within 24 months of a change in control, the Company must pay to Mr. Vallee all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) his then current annual base salary; and (ii) the average incentive compensation for the highest two of the last five fiscal years. Further, unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock option plans, and all equity incentive awards granted, but not yet delivered, will be accelerated and delivered. For this purpose, a constructive termination includes a material diminution in Mr. Vallee’s responsibilities, a material change in the geographic location at which Mr. Vallee is primarily required to perform services for the Company, a material reduction in his compensation and benefits or his ceasing to serve on the Board of Directors of Avnet. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock, a change in the individuals serving on the Board of Directors so that those serving on the effective date of Mr. Vallee’s employment agreement (June 29, 2008) and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 and Exhibit 10.3, which documents are incorporated by reference herein

Amended and Restated Employment Agreements and Amended and Restated Change of Control Agreements with Other Named Executive Officers (David R. Birk, Harley Feldberg, Richard Hamada and Raymond Sadowski).

Certain other employees including each of the other NEOs entered into an amended and restated employment agreement with Avnet on December 19, 2008, with each agreement effective as of June 29, 2008. These amended and restated employment agreements are similar in all material respects and replace the prior employment agreements between the Company and each of these officers. The amended and restated employment agreements are terminable by either the NEO or the Company upon one-year prior written notice to the other. The amount of compensation to be paid to the NEO is not fixed and is to be agreed upon by the NEO and the Company from time to time. In the event the NEO’s employment is terminated with one year’s notice and the NEO and the Company shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, the compensation during the notice period shall be determined as follows: the base salary shall remain unchanged and, to the extent all or a portion of the notice period is not covered under an agreed-upon pay plan ("disputed period"), the NEO shall not be eligible to participate in any cash incentive pay plan and shall receive a one-time cash bonus (to be paid upon the expiration of the notice period) in an amount equal to the most recently agreed-upon cash incentive target multiplied by a fraction whereby the numerator is the number of days covered in the disputed period and the denominator is 365 days.

Each of the other NEOs also entered into an amended and restated change of control agreement with Avnet, each of which is similar in all material respects to the amended and restated change of control agreement entered into between Avnet and Mr. Vallee, which is described above in this Form 8-K.

Avnet also entered into amended and restated employment agreements and amended and restated change of control agreements with its other executive officers, and those agreements are similar in all material respects to those described herein for the other NEOs.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 and Exhibit 10.3, which documents are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number Description

10.1 Employment Agreement dated December 19, 2008 between the Company and Roy Vallee.

10.2 Form of Employment Agreement dated December 19, 2008 between the Company and each of its Executive Officers (other than Mr. Vallee).

10.3 Form of Change of Control Agreement dated December 19, 2008 between the Company and each of its Executive Officers.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

December 22, 2008	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated December 19, 2008 between the Company and Roy Vallee.
10.2	Form of Employment Agreement dated December 19, 2008 between the Company and each of its Executive Officers (other than Mr. Vallee).
10.3	Form of Change of Control Agreement dated December 19, 2008 between the Company and each of its Executive Officers.